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                                                                  EXHIBIT 4.2(c)

                          LYONDELL CHEMICAL COMPANY,

                             EQUISTAR CHEMICALS, LP

                                      AND

                           THE CHASE MANHATTAN BANK,

                                    TRUSTEE



                         FOURTH SUPPLEMENTAL INDENTURE

                                  DATED AS OF

                               NOVEMBER 17, 2000

                                       TO

                                   INDENTURE

                                  DATED AS OF

                                JANUARY 29, 1996

              (AS SUPPLEMENTED BY THE FIRST SUPPLEMENTAL INDENTURE
             DATED AS OF FEBRUARY 15, 1996, THE SECOND SUPPLEMENTAL
                 INDENTURE DATED AS OF DECEMBER 1, 1997 AND THE
           THIRD SUPPLEMENTAL INDENTURE DATED AS OF NOVEMBER 3, 2000)
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          THIS FOURTH SUPPLEMENTAL INDENTURE (this "Supplement"), dated as of
November 17, 2000 (the "Closing Date"), among Lyondell Chemical Company, a Delaware corporation (formerly known as Lyondell Petrochemical Company, "Lyondell"), Equistar Chemicals, LP, a Delaware limited partnership ("Equistar"), and The Chase Manhattan Bank, successor by merger to Chase Bank of Texas, National Association (formerly known as Texas Commerce Bank National Association), as Trustee (the "Trustee"), supplements the Indenture dated as of January 29, 1996, between Lyondell and the Trustee under the Indenture as supplemented by the First Supplemental Indenture dated as of February 15, 1996 (the "First Supplemental Indenture"), pursuant to which the 6.50% Notes Due 2006 and 7.55% Debentures Due 2026 (collectively, the "Notes") were issued by Lyondell and are outstanding, the Second Supplemental Indenture dated as of December 1, 1997 (the "Second Supplemental Indenture"), pursuant to which Equistar became an obligor under the Indenture, and the Third Supplemental Indenture dated as of November 3, 2000 (the "Third Supplemental Indenture"), pursuant to which Lyondell became the Guarantor of the Notes under the Indenture (such Indenture, as so amended and supplemented, the "Indenture").

                                 RECITALS

          WHEREAS, Lyondell has executed and delivered to the Trustee the Indenture, providing for the issuance from time to time of Lyondell's unsecured debentures, notes or other evidences of indebtedness, issuable in one or more series (the "Securities"), and Lyondell has executed and delivered to the Trustee the First Supplemental Indenture, providing for the issuance of the Notes, which are Securities under the Indenture;

          WHEREAS, Lyondell contributed substantially all of its assets (for purposes of Section 12.01 of the Indenture) to Equistar effective December 1, 1997;

          WHEREAS, pursuant to the Asset Contribution Agreement dated as of December 1, 1997, among Lyondell, Lyondell Petrochemical L.P. Inc. and Equistar, Equistar assumed the Notes;

          WHEREAS, Section 11.01 of the Indenture provides that under certain conditions, the Company and the Trustee may enter into an indenture or indentures supplemental to the Indenture, inter alia, to evidence the succession of another corporation to the Company and the assumption by any such successor, pursuant to Article 12 of the Indenture of the covenants, agreements and obligations of the Company contained in the Indenture and the Securities;

          WHEREAS, pursuant to Section 11.01(a) of the Indenture, Lyondell, Equistar and the Trustee entered into the Second Supplemental Indenture;

          WHEREAS, in accordance with Section 12.01 of the Indenture, pursuant to the Second Supplemental Indenture, Equistar (a) expressly assumed the due and punctual payment of the principal of and premium, if any, and interest, if any, on all of the Securities of each series, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture, as supplemented by the First and Second Supplemental Indentures, and in such series to be performed by Lyondell; and (b) succeeded to and was substituted
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for Lyondell as the "Company" for purposes of the Indenture, with the same effect as if Equistar had been named as the "Company" in the Indenture, as supplemented;

          WHEREAS, pursuant to the Second Supplemental Indenture, Lyondell was not released from any of its obligations under the Indenture or under the Securities, including the obligation to pay the principal of and premium, if any, and interest, if any, on the Securities;

          WHEREAS, the Second Supplemental Indenture provided that subsequent to December 1, 1997, for purposes of the Indenture, the term "Company" shall mean and include both Equistar and Lyondell, and Equistar shall not be a "Subsidiary" of Lyondell;

          WHEREAS, Section 11.01(b) of the Indenture provides that, without the consent of any Holders of any series of Securities, the Company and the Trustee may enter into an indenture or indentures supplemental to the Indenture, inter alia, to add to the covenants of the Company such further covenants, restrictions or conditions for the protection of the Holders of any series of Securities as the Board of Directors and the Trustee shall consider to be for the protection of the Holders of such Securities;

          WHEREAS, Section 11.01(h) of the Indenture provides that, without the consent of any Holders of any series of Securities, the Company and the Trustee may enter into an indenture or indentures supplemental to the Indenture to conform the Indenture to the provisions of the Trust Indenture Act of 1939;

          WHEREAS, pursuant to Sections 11.01(b) and (h) of the Indenture, Lyondell and Equistar entered into the Third Supplemental Indenture in order to
(1) provide for the Guarantee of the payment of the Notes by Lyondell as the Guarantor under the Indenture and (2) amend certain provisions of the Indenture to conform to the provisions of the Trust Indenture Act of 1939;

          WHEREAS, Section 11.02 of the Indenture provides that with the consent of the Holders of not less than 50% in aggregate principal amount at Stated Maturity of the Securities at the time outstanding of each series affected by such supplemental indenture, the Company and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities of each such series under the Indenture, subject to certain specified exceptions;

          WHEREAS, as of the date hereof, the Notes are the only outstanding series of Securities under the Indenture;

          WHEREAS, the consent of the Holders of not less than 50% in aggregate principal amount at Stated Maturity of the Notes has been obtained to (1) the release of Lyondell from any and all obligations, covenants and conditions under the Indenture and the Notes other than those provided

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for in the Guarantee or arising from Lyondell acting as Guarantor, (2) an amendment to the Indenture to provide that the definition of "Company" under the Indenture means solely Equistar, and (3) the other amendments to the Indenture as set forth in this Supplement which relate to Equistar's structure as a partnership;

          WHEREAS, Lyondell's obligations under the Indenture and the Notes in its capacity as the Guarantor are not modified or limited by the release approved by the Holders;

          WHEREAS, Lyondell and Equistar have duly determined to make, execute and deliver to the Trustee this Supplement pursuant to the Indenture;

          NOW, THEREFORE, THIS SUPPLEMENT WITNESSETH:

          In consideration of the premises and other good and valuable consideration, the parties hereto hereby agree, for the equal and proportionate benefit of the respective Holders from time to time of the Securities, as follows:

                                 SECTION ONE

                                 DEFINITIONS

          Capitalized terms used and not otherwise defined herein have the respective meanings assigned to such terms in the Indenture.


                                 SECTION TWO

                     RELEASE OF LYONDELL CHEMICAL COMPANY

          On the Closing Date, without prejudice to Lyondell's obligations under the Indenture and the Notes pursuant to the Guarantee or in its capacity as the Guarantor, Lyondell is hereby released and unconditionally discharged from any and all obligations, covenants and conditions under the Indenture and the Securities.

          After the Closing Date, for all purposes of the Indenture and the Securities, the term "Company" shall mean solely Equistar.

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                                 SECTION THREE

                                   AMENDMENTS

     1. Section 1.01 of the Indenture shall be amended to add the following definitions:

          a.   corporation:

          The term "corporation" shall mean corporation, partnership, limited liability company, joint venture, association, trust or other enterprise.

          b.   dividends:

          The term "dividends" shall include distributions.

          c.   stockholder:

          The term "stockholder" shall include partner.

     2. Section 1.01 of the Indenture shall be amended by deleting in entirety the definition of Board of Directors currently set forth in the Indenture and replacing it with the following:

          Board of Directors:

          The term "Board of Directors" shall mean the Board of Directors of the Company or any committee of such Board duly authorized to act for such Board or the Partnership Governance Committee of the Company or any committee of the Partnership Governance Committee duly authorized to act for such Partnership Governance Committee.

                                  SECTION FOUR

                                  RATIFICATION

          Except as expressly amended and supplemented on this Supplement, the Indenture shall remain unchanged and in full force and effect. This Supplement shall be construed as supplemental to the Indenture and shall form a part thereof.

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                                  SECTION FIVE

                                 GOVERNING LAW

          This Supplement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed therein.

                                  SECTION SIX

                                  COUNTERPARTS

          This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

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          IN WITNESS WHEREOF, each of Lyondell Chemical Company and Equistar
Chemicals, LP have caused this Fourth Supplemental Indenture to be duly executed and The Chase Manhattan Bank as Trustee, has caused this Fourth Supplemental Indenture to be signed by one of its Vice Presidents or Assistant Vice Presidents as of the day and year first above written.

                              LYONDELL CHEMICAL COMPANY


                              By /s/ ROBERT T. BLAKELY
                                ------------------------------------
                                    Robert T. Blakely
                                    Executive Vice President and
                                    Chief Financial Officer



                              EQUISTAR CHEMICALS, LP


                              By /s/ EUGENE R. ALLSPACH
                                ------------------------------------
                                    Eugene R. Allspach
                                    President and Chief Operating Officer



                              THE CHASE MANHATTAN BANK
                              Trustee


                              By /s/ MAURI J. COWEN
                                ------------------------------------
                                    Mauri J. Cowen
                                    Vice President and Trust Officer

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